UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2011

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Spring Street, Suite 520, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Trimeris, Inc.

2530 Meridian Parkway, 2nd Floor, Durham, NC 27713

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 2, 2011, Tesla Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Trimeris, Inc., a Delaware corporation (“Trimeris”), completed its previously announced merger with and into Synageva BioPharma Corp., a Delaware corporation (“Synageva”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated June 13, 2011, by and among Trimeris, Synageva, and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Synageva capital stock was converted into the right to receive approximately 0.413 shares of Trimeris common stock (the “Exchange Ratio”). In addition, at the Effective Time: (i) all outstanding options to purchase shares of Synageva common stock were assumed by Trimeris and converted into options to purchase shares of Trimeris common stock, in each case appropriately adjusted based on the Exchange Ratio; and (ii) all outstanding warrants to purchase shares of the capital stock of Synageva were assumed by Trimeris and converted into warrants to purchase shares of Trimeris common stock, in each case appropriately adjusted based on the Exchange Ratio. As of the Effective Time, former stockholders of Synageva hold approximately 75% of the combined company, calculated on a fully-diluted basis, and former stockholders of Trimeris hold approximately 25% of the combined company, calculated on a fully-diluted basis, in each case excluding those shares of Trimeris held by the former Synageva stockholders immediately prior to the Effective Time. No fractional shares of Trimeris common stock will be issued in connection with the Merger. Instead, Synageva stockholders will be entitled to receive cash in lieu of any fractional shares of Trimeris common stock that such stockholders would otherwise be entitled to receive in connection with the Merger. Pursuant to the terms of the Merger Agreement, stockholders of Synageva will be subject to a staggered six-month lock-up on the sale of shares of Trimeris common stock received in the Merger.

In connection with the completion of the Merger, Trimeris changed its name from “Trimeris, Inc.” to “Synageva BioPharma Corp.”, and the stock of the combined company began trading on the Nasdaq Global Market under the symbol “GEVA.”

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Trimeris’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2011, the terms of which are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As further described under Item 5.03 below, Trimeris filed on November 2, 2011, a Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation, affecting a one-for-five reverse stock split of Trimeris’ issued and outstanding common stock (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, each five shares of Trimeris common stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined into and became one share of Trimeris common stock. No fractional shares of Trimeris common stock were issued as a result of the Reverse Stock Split and any Trimeris stockholder who otherwise would have been entitled to receive fractional shares will be entitled to receive cash in an amount, without interest, determined by multiplying such fraction of a share by $15.35, the closing price of a share of Trimeris common stock on the Nasdaq Global Market on November 2, 2011, after giving effect to the Reverse Stock Split. Also, as a result of the Reverse Stock Split, the per share exercise price of, and the number of shares of common stock underlying, Company stock options, warrants and other derivative securities outstanding immediately prior to the Reverse Stock Split will be automatically proportionally adjusted based on the one-for-five split ratio in accordance with the terms of such options, warrants or other derivative securities, as the case may be.

After giving effect to the Reverse Stock Split and the Merger, Trimeris had approximately 17.5 million shares of common stock outstanding. The Reverse Stock Split did not alter the par value of the Trimeris common stock or modify any voting rights or other terms of the common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2011, upon completion of the Merger, Julian Baker, Martin Mattingly and James Thomas resigned from the board of directors of the combined company (the “Board”) and Sanj K. Patel, Srini Akkaraju, Stephen F. Biggar, Mark Goldberg, Thomas R. Malley and Robyn Samuels were appointed to the Board. Felix J. Baker, Stephen R. Davis and Barry Quart will continue to serve as members of the Board.

Also upon completion of the Merger, Martin Mattingly and James Thomas were removed as the combined company’s Chief Executive Officer and Chief Financial Officer, respectively, however they will remain employed by the combined company for a period of 60 days following the completion of the Merger to provide transition services. In addition, Sanj. K Patel, Carsten Boess and Chris Heberlig were appointed President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the combined company, respectively.

The information required by Item 401 and Item 404(a) of Regulation S-K with respect to the combined company is set forth in the 424(b)(3) Prospectus of Trimeris, Inc. (File No. 333-175512), filed with the SEC on October 12, 2011, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2011, as contemplated by the Merger Agreement and as approved by Trimeris’ stockholders, Trimeris filed a Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to (i) effect a reverse stock split of Trimeris common stock at a ratio of 1:5 and (ii) change its name from “Trimeris, Inc.” to “Synageva BioPharma Corp.” (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 2, 2011, Trimeris held a special meeting of its stockholders as contemplated by the Merger Agreement. At the special meeting, a total of 21,250,019 shares, or 94.9%, of Trimeris’ common stock issued and outstanding as of the record date, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the special meeting and the voting results with respect to each matter.

1.	A proposal to approve the issuance of Trimeris common stock in connection with the Merger contemplated by the Merger Agreement.

For	Against	Abstained	Broker Non-Vote
17,330,916	1,164,904	18,740	2,735,458

2.	A proposal to amend Trimeris’ Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of Trimeris common stock.

For	Against	Abstained	Broker Non-Vote
17,061,614	1,266,130	186,817	2,735,458

3.	A proposal to amend Trimeris’ Fifth Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 60,000,000 up to a maximum of 150,000,000.

For	Against	Abstained	Broker Non-Vote
14,976,116	3,348,728	189,717	2,735,458

4.	A proposal to change the name of Trimeris to “Synageva BioPharma Corp.” immediately following completion of the Merger.

For	Against	Abstained	Broker Non-Vote
19,857,371	1,207,214	185,433	N/A

5.	A proposal to approve the adjournment of Trimeris’ special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Trimeris Proposal Nos. 1, 2, 3, and 4.

For	Against	Abstained	Broker Non-Vote
17,768,159	3,427,245	54,615	N/A

Item 8.01.	Other Events.

On November 3, 2011, Synageva BioPharma Corp. issued a press release announcing the completion of the previously announced Merger, pursuant to the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of Trimeris, Inc. (n/k/a Synageva BioPharma Corp.)

99.1	Press Release issued by Synageva BioPharma Corp. on November 3, 2011.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to Synageva’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and board of directors and any other statements about Synageva’s management teams’ future expectations, beliefs, goals, plans or prospects are forward-looking statements. Synageva’s actual results could differ materially from those projected in these forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the 424(b)(3) Prospectus of Trimeris, Inc. (File No. 333-175512), filed with the SEC on October 12, 2011, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Synageva. Synageva disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel President and Chief Executive Officer

Date: November 3, 2011

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